Exhibit 32.1

Certifications pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted).

I, R. David Alexander, Jr., President and Chief Executive Officer of Citi Trends, Inc.,

and

I, Bruce D. Smith, Chief Financial Officer of Citi Trends, Inc., certify that:

1. We have reviewed this quarterly report on Form 10-Q of Citi Trends, Inc. for the period ended May 1, 2010;

2. Based on our knowledge, this quarterly report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

3. Based on our knowledge, the financial statements, and other information included in this quarterly report, fairly present in all material respects the financial condition and results of operations of the registrant as of, and for, the periods presented in this quarterly report.

Date: May 28, 2010

/s/ R. David Alexander, Jr.
R. David Alexander, Jr.
President and Chief Executive Officer
(Principal Executive Officer)

Date: May 28, 2010

/s/ Bruce D. Smith
Bruce D. Smith
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Citi Trends, Inc. and will be retained by Citi Trends, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.